UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010 tw telecom inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10475 Park Meadows Drive, Littleton, Colorado 80124

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (303) 566-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2010, tw telecom inc. (the “Company”), tw telecom holdings inc., a wholly-owned subsidiary of the Company (“Holdings”), and certain subsidiaries of the Company and Holdings (the “Subsidiary Guarantors”) entered into an indenture with Wells Fargo Bank, National Association, as trustee, in connection with Holdings’ issuance of $430 million aggregate principal amount of its 8% Senior Notes due 2018 (the “Notes”). The net proceeds from the offering are being used to fund Holdings’ purchase of its 9 1/4% Senior Notes due 2014 (the “9 1/ 4% Senior Notes”) in a concurrent tender offer and consent solicitation.

The Notes are guaranteed on a senior unsecured basis by the Company and the Subsidiary Guarantors, and rank equally in right of payment with Holdings’ existing and future senior unsecured indebtedness. Holdings will pay interest on the Notes semiannually on September 1 and March 1 of each year, commencing on September 1, 2010, at a rate of 8% per annum. The Notes will mature on March 1, 2018. Holdings has the option to redeem all or a part of the Notes at any time on or after March 1, 2014 at the redemption prices set forth in the indenture, plus accrued and unpaid interest, if any, to the date of redemption. At any time prior to March 1, 2013, Holdings has the option to redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of equity offerings by the Company at a redemption price of 108% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after such redemption.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A of the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

In connection with the closing of the offering of the Notes, the Company, Holdings and the initial purchasers of the Notes entered into a registration rights agreement dated March 17, 2010, pursuant to which the Company and Holdings agreed, among other things, to file an exchange offer registration statement with the Securities and Exchange Commission, or, if required, to file a shelf registration statement to cover resales of the Notes under certain circumstances.

The indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the indenture above are qualified in their entirety by reference to such exhibit.

The registration rights agreement is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the registration rights agreement above are qualified in their entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 17, 2010, the Company issued a press release announcing the closing of Holdings’ private offering of the Notes. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On March 17, 2010, the Company issued a press release announcing that Holdings has received and accepted for purchase approximately $366.5 million aggregate principal amount of its outstanding 9 1/4% Senior Notes validly tendered as of 5:00 p.m., New York City time, on March 16, 2010, and has received consents from holders of approximately 91.6% of the 9 1/4% Senior Notes as of March 16, 2010. The consents are sufficient to effect all of the proposed amendments to the indenture governing the 9 1/4% Senior Notes as set forth in the Offer to Purchase and Consent Solicitation dated March 3, 2010. The proposed amendments eliminate certain of the restrictive covenants and default provisions in the indenture and also shorten the redemption notice period to three days. Holdings has executed a supplemental indenture effecting the proposed amendments to the indenture, and the supplemental indenture is binding on all holders of the 9 1/4% Senior Notes.

The Company also announced in this press release that Holdings is revising the terms of its previously announced tender offer such that holders who tender their 9 1/4% Senior Notes after March 16, 2010 and prior to 11:59 p.m., New York City time, on March 30, 2010 will receive tender offer consideration of $1,030.83 for every $1,000 of principal amount of the 9 1/4% Senior Notes tendered, plus accrued and unpaid interest. The Company simultaneously announced in this press release that Holdings is irrevocably calling for the redemption on March 31, 2010 of all 9 1/4% Senior Notes that remain outstanding after the consummation of the tender offer at the redemption price of $1,030.83 for every $1,000 of principal amount of the 9 1/4% Senior Notes, plus accrued and unpaid interest. The press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

In connection with the tender offer and consent solicitation, the Company, Holdings, certain subsidiaries of the Company and Holdings and Wells Fargo Bank, National Association, as trustee, entered into a Seventh Supplemental Indenture to effect the amendments to the indenture governing the 9 1/4% Senior Notes. The Seventh Supplemental Indenture is filed as Exhibit 4.3 to this Form 8-K and incorporated herein by reference.

This report is not an offer to purchase, a solicitation of an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to the 9 1/4% Senior Notes. The tender offer and consent solicitation is being made solely pursuant to the terms of the offer to purchase and the related letter of transmittal and consent, as revised.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 17, 2010, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 8% Senior Notes due 2018 of tw telecom holdings inc.

4.2	Registration Rights Agreement, dated as of March 17, 2010, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the 8% Senior Notes due 2018, relating to the 8% Senior Notes due 2018 of tw telecom holdings inc.

4.3	Seventh Supplemental Indenture, dated as of March 17, 2010, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo National Bank, National Association, as trustee, supplementing the Indenture, dated as of February 20, 2004, as supplemented on May 20, 2004, February 9, 2005, October 6, 2006, October 31, 2006, March 2, 2007 and July 26, 2007, relating to the 9 1/4% Senior Notes.

99.1	Press Release dated March 17, 2010, relating to the completion of a private offering of senior notes by tw telecom holdings inc.

99.2	Press Release dated March 17, 2010, relating to the early results of the tender offer, revision of terms of the tender offer, and call for redemption of 9 1/4% Senior Notes by tw telecom holdings, inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ TINA DAVIS
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

Dated: March 17, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 17, 2010, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 8% Senior Notes due 2018 of tw telecom holdings inc.

4.2	Registration Rights Agreement, dated as of March 17, 2010, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the 8% Senior Notes due 2018, relating to the 8% Senior Notes due 2018 of tw telecom holdings inc.

4.3	Seventh Supplemental Indenture, dated as of March 17, 2010, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo National Bank, National Association, as trustee, supplementing the Indenture, dated as of February 20, 2004, as supplemented on May 20, 2004, February 9, 2005, October 6, 2006, October 31, 2006, March 2, 2007 and July 26, 2007, relating to the 9 1/4% Senior Notes due 2014 of tw telecom holdings inc.

99.1	Press Release dated March 17, 2010, relating to the completion of a private offering of senior notes by tw telecom holdings inc.

99.2	Press Release dated March 17, 2010, relating to the early results of the tender offer, modification of terms of the tender offer, and redemption of notes by tw telecom holdings, inc.